Exhibit 99.1

Mohegan Sun

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Poker Pro Electronic Table Rake Amount (4)	Slot Win Contributions (5)	Weighted Average Number of Slot Machines (6)
October-08	$760,939,428	$65,406,905	8.60%	—	$16,351,726	6743
November-08	808,521,714	66,786,875	8.26%	—	16,696,719	6743
December-08	734,750,207	63,141,690	8.59%	—	15,785,422	6744

Fiscal Year 2009	$2,304,211,349	$195,335,470	8.48%	—	$48,833,867

October-07	$821,521,436	$71,918,236	8.75%	—	$17,979,559	6183
November-07	814,349,379	70,474,067	8.65%	48,319	17,630,596	6183
December-07	788,633,148	65,928,704	8.36%	57,861	16,496,641	6188
January-08	834,387,539	68,256,267	8.18%	67,306	17,080,893	6192
February-08	815,848,744	68,970,384	8.45%	53,739	17,256,031	6172
March-08	915,520,205	76,771,503	8.39%	61,098	19,208,150	6119
April-08	831,401,845	70,146,469	8.44%	49,715	17,549,046	5970
May-08	862,203,279	75,142,645	8.72%	38,965	18,795,402	5954
June-08	804,717,941	67,828,998	8.43%	24,307	16,963,326	5998
July-08	893,675,669	75,876,607	8.49%	22,320	18,974,732	6078
August-08	948,185,318	77,540,393	8.18%	19,868	19,390,065	6143
September-08	780,520,738	67,004,290	8.58%	—	16,751,073	6739

Fiscal Year 2008	$10,110,965,241	$855,858,563	8.46%	$443,498	$214,075,514

(1)	“Slot Handle” is defined as the total amount wagered by patrons on slot machines, including free promotional slot plays, or the e-Bonus program.

(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as amounts wagered less prizes paid out.

(3)	“Gross Slot Hold Percentage” is defined as the percentage of Slot Handle that is held by the slot machines played by patrons. Gross Slot Hold Percentage is derived by dividing Gross Slot Win by Slot Handle.

(4)	“Poker Pro Electronic Table Rake Amount” is defined as amounts collected for a hand of electronic poker.

(5)	“Slot Win Contributions” is defined as the portion of Gross Slot Win and Poker Pro Electronic Table Rake Amount that must be paid to the State of Connecticut on a monthly basis. For each 12-month period commencing July 1, 1995, the contribution is the lesser of (a) 30% of Gross Slot Win and Poker Pro Electronic Table Rake Amount, or (b) the greater of (i) 25% of Gross Slot Win and Poker Pro Electronic Table Rake Amount or (ii) $80.0 million.

(6)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.